Exhibit 10.27

                     AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS AMENDMENT ("Amendment"), made and entered into this 31st day of December, 1994, by and between LabOne, Inc. ("LabOne") and BERT H. HOOD ("Officer");

     WITNESSETH:

     WHEREAS, LabOne and Officer are parties to an Employment Agreement, dated August 5, 1993, as amended November 9, 1993 (the "Agreement"); and

     WHEREAS, the parties desire to further amend the Agreement;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subsection (iv) of the third sentence of Section 9.1(d) of the Agreement is hereby amended by deleting said Subsection (iv) as the same now appears and substituting therefor the following:

          "... (iv) HORL's (now LabOne's) earnings from operations (excluding investment income and provision for income taxes) determined in accordance with generally accepted accounting principles (excluding extraordinary, unusual or non-recurring gains or losses), shall be less than $9,200,000 for any fiscal year, or such higher amount as the parties may agree to in writing."

     2. This Amendment shall become effective upon approval of the Amendment by LabOne's Board of Directors.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                              LABONE, INC.

                              By:_______________________________
                                 Gregg R. Sadler,
                                 Executive Vice President
                                 COMPANY


                                 _______________________________
                                 BERT H. HOOD
                                 OFFICER